UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

MARBLEGATE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56734	92-2142791
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

5 Greenwich Office Park, Suite 400 Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 210-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	MGTE	N/A
N/A	MGTEW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*The registrant’s shares of common stock and warrants each trade over-the-counter on OTCQX® Best Market tier operated on the OTC Markets under the trading symbols “MGTE” and “MGTEW”, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described under Item 5.07 below, Marblegate Capital Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 11, 2026 at 10:00 am E.T. At the Annual Meeting, the Company’s stockholders approved the Marblegate Capital Corporation 2026 Equity Incentive Plan (the “2026 Plan”). The Company’s Board of Directors (the “Board”) previously approved the 2026 Plan, subject to receipt of stockholder approval at the Annual Meeting.

2026 Plan

The 2026 Plan authorizes the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, dividend equivalents and other stock- or cash-based awards. Employees, consultants and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the 2026 Plan. Awards granted to non-employee directors are subject to an annual limit of $750,000 in aggregate grant-date value (increased to $1,000,000 in the fiscal year of a director’s initial service). Subject to adjustment for certain corporate transactions, the aggregate number of shares of common stock, par value $0.0001 per share (the “Common Stock”), available for issuance under the 2026 Plan is the sum of (i) 3,700,000 shares, and (ii) an automatic annual increase on the first day of each year beginning in 2027 and ending in (and including) 2030 equal to the lesser of (A) three percent (3%) of the shares outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of Common Stock as determined by the Board or the compensation committee (the “Evergreen Provision”). Notwithstanding the foregoing, the aggregate maximum number of shares that may be issued pursuant to the exercise of incentive stock options is 3,700,000 shares.

The 2026 Plan will be administered by the Board or the compensation committee of the Board, which will have authority to determine the participants, types of awards granted, vesting schedules, performance criteria and other terms and conditions of awards. Awards may be settled in shares of Common Stock, cash or a combination thereof.

The 2026 Plan contains customary anti-dilution adjustment provisions applicable in the event of stock splits, recapitalizations, reorganizations and similar transactions. The Board may amend or terminate the 2026 Plan at any time, provided that stockholder approval is required to increase the aggregate share reserve (except pursuant to the Evergreen Provision) and for any repricing of options or stock appreciation rights, and as otherwise required by applicable law or stock exchange rules. No amendment, suspension or termination may materially and adversely affect a previously granted award without the holder’s consent, subject to the terms of the 2026 Plan. No awards may be granted under the 2026 Plan after the 10th anniversary of the 2026 Plan’s effective date (and no incentive stock options may be granted after the 10th anniversary of the Board’s adoption of the 2026 Plan).

This summary of the 2026 Plan is not complete and is qualified in its entirety by reference to the full text of the 2026 Plan, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2026, the Company held the Annual Meeting. In connection with the Annual Meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934, as amended. At the close of business on April 15, 2026, the record date for the Annual Meeting (the “Record Date”), there were 73,914,402 shares of Common Stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the Record Date.

At the Annual Meeting, 69,848,939 of the Company’s 73,914,402 outstanding shares of Common Stock entitled to vote as of the Record Date, or approximately 94.5%, were represented by proxy or in person (virtually), and, therefore, a quorum was present. The following are the voting results for the items of business considered and voted upon at the Annual Meeting, all of which were described in the Company’s Notice of 2026 Annual Meeting of Stockholders and 2026 Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2026, as supplemented.

The following matters were submitted to the Company’s stockholders:

Proposal 1: Election of Directors

The stockholders elected each of the Company’s five director nominees, each to serve until the 2027 annual meeting of stockholders and thereafter until their successors are elected and qualified (the “Board Proposal”). The results of the votes were as follows:

Proposal	Votes For All	Withheld All	Broker Non-Votes
Harvey Golub	68,388,143	225,000	1,235,796
Sarah E. Feinberg	68,163,143	450,000	1,235,796
Frederick C. Herbst	68,613,143	0	1,235,796
Meera Joshi	68,613,143	0	1,235,796
Andrew Milgram	68,601,894	11,249	1,235,796

Proposal 2: Approval and Adoption of the 2026 Plan

The stockholders approved and adopted the 2026 Plan (the “Equity Plan Proposal”). The results of the votes were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval and adoption of the 2026 Plan		292,663	845	1,235,796

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP by the audit committee of the Board as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”). The results of the votes were as follows:

Proposal	Votes For	Votes Against	Abstentions
Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026		23,575	250

Proposal 4: Approval of Adjournment or Postponement

The stockholders approved the adjournment or postponement of the annual meeting, if necessary, to solicit additional proxies, if there were not sufficient votes in favor of the Board Proposal, the Equity Plan Proposal, or the Auditor Proposal. The results of the votes were as follows:

Proposal	Votes For	Votes Against	Abstentions
Approval of an adjournment or postponement of the meeting, if necessary, to solicit additional proxies, if there are not sufficient votes in favor of the Board Proposal, Equity Plan Proposal or Auditor Proposal		261,416	1,007

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Marblegate Capital Corporation 2026 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+Indicates a management contract or a compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2026	MARBLEGATE CAPITAL CORPORATION

	By:	/s/ Michael Hutchby
	Name:	Michael Hutchby
	Title:	Chief Financial Officer